UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AVISTA CORPORATION

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Avista employee meeting notes

August 28, 2017

Slide 1

•	Good morning everyone. Thank you for coming in today to meet me and learn about Hydro One.

Slide 2

•	Back in Ontario, the Hydro One family put together a video that we will play to welcome you all to the family.

PLAY VIDEO – Slide 3

Slide 4

•	First, a little bit about me and Hydro One.

•	I have a great love for the Pacific Northwest.

•	Who is Hydro One?

•	Hydro One is located in Ontario, one of the ten provinces in Canada.

○	Ontario is home to Ottawa, the capital of Canada.

○	It is the second largest province with a population of more than 13 million.

○	It is the largest sub-national automotive assembly jurisdiction in North America

○	It also has more than half of the highest quality farm land in Canada with more than 50,000 farms.

•	There are more than 60 location electricity distribution companies that service Ontario and Hydro One is the largest distribution company in the province. We also transmit 98 per cent of the electricity in the province.

•	Hydro One has more than 5,500 regular employees. About 1,350 are focused solely on electricity distribution and 525 on transmission.

•	More than 18,600 miles of high voltage lines and over 76,400 miles of distribution lines

•	306 transmission stations and more than 100 distribution stations

•	And 1.3 million residential and business customers across Ontario – mostly a rural customer base

Slide 5

•	That is a brief overview of what business Hydro One is in, but we are so much more than that.

•	Each and every day, Hydro One and its leaders are focused on moving this company from good to great.

•	There are three main things we are focused on:

•	Safety

○	That is – and always will be – our overriding concern. We must ensure that everyone leaves work safely at the end of the day – and that the work we do across the province is of the highest quality, and to the highest standard.

○	In 2016, we reduced our reportable incidents by 35 per cent to 1.1 instances per 200,000 hours.

○	This is a significant achievement and one that we have to continue to build on so all our employees go home healthy and safe every day.

•	Putting the customer first

○	Simply put, we can be great only if we are focused on fulfilling the needs of our customers.

○	We have established an ongoing effort to build stronger relationships with customers, First Nations, shareholders, market leaders, key policy makers and influencers.

○	We are entrenching ourselves as a customer-focused company.

○	Some things we have done include

◾	Eliminating security deposits for all our residential customers

◾	Opening our call centre on Saturdays

◾	Expanding our relief efforts for customers having difficulties keeping their accounts current.

•	Operational excellence involves reliability and cost effectiveness

○	Reliability – The people of Ontario – who are all our direct or indirect customers – rely on us to ensure that the lights go on and stay on, regardless of conditions.

○	That is why we are enhancing our investment planning process to deliver a more predictable pipeline of projects to meet our commitments.

○	We need to be as efficient and cost-effective as possible at all times. Our regulators and shareholders expect it. And our customers demand it.

○	It is essential that we balance the effective and responsible stewardship of our electricity system with long-term concern for costs and prices.

Slide 6

•	Why was Hydro One interested in Avista? For many reasons but let me give you a bit of an overview on how we got here.

•	In 2015, Ontario decided to host an IPO for Hydro One, which was previously 100 per cent government-owned.

•	It became the fourth largest IPO in Canadian History and the largest in 15 years.

•	A new leadership team was brought in and we committed to not shrinking our way to success. But, we said we’re going to reach further. We’re going to reach higher.

•	And then I met the leaders of Avista Corporation.

•	Combined, the executive officer team has more than 250 years of experience.

•	Scott is a Spokane native and started his career at Avista wrapping insulation around water heaters. He’s had jobs in customer service, electric operations and gas operations.

•	We have a lot in common. Our people, our values and what we represent as organizations are similar.

•	We both have a significant rural customer base, with many Indigenous/Native American communities.

•	A common heritage as good corporate citizens and community partners.

•	A shared commitment to innovation and R&D.

•	A demonstrated commitment to clean and renewable sources. It’s one of the key attributes that attracted Hydro One to Avista. And that, in turn, attracted Avista to the idea of becoming part of Hydro One.

•	Coming together made sense and is a good deal for the Pacific Northwest and a good deal for Ontario.

•	You are a 125-year-old company that represents innovation and embodies the strength of the Pacific Northwest and Hydro One is excited to be a part of it.

Slide 7

•	Many of you are probably thinking “What does this mean to me? How’s this going to affect the organization? How does it affect me personally in my lifestyle?”

•	We are excited about the future, but as with any transition, we are honoring the past. We have recognized the need for Avista to maintain its identity and local governance.

•	Your culture and the way you do business will not change. I will sit on your board with Scott Morris as the Chair.

•	We are incredibly supportive of your charitable giving programs. I know that Scott and his leadership team are dedicated community servants and continue to invest time, talent and resources in projects that will better the communities.

•	Your participation in the Smart Cities initiative as well as the millions of dollars you donate to local charities each year, are examples of your dedication.

•	There will be growth opportunity including information sharing.

SLIDE 8

•	Together, Hydro One and Avista will find efficiencies and help us develop and deliver new and exciting products and services for our collective customers. This is an opportunity to share best practices, innovation and cross-pollenate.

•	We will continue to focus on providing exceptional customer service.

•	There is an opportunity to share and exchange employees where we have individuals that would be interested in having an international experience – to go to Ontario and have people from Ontario coming here to Spokane.

•	We will invest in innovation. I know Ontario has a lot to learn from you and in turn, things you can learn from Hydro One.

•	And that both companies will continue to deliver safe and reliable power and natural gas to our customers.

Slide 9

•	I want to play another video for you. It embodies who Hydro One is as people and what we represent for Ontario.

Slide 10

•	I want to remind you that as happy and as excited as we are, this is not meant to be a distraction. We certainly would never want people to take their eye off the ball when it comes to safety. Please, everybody, stay focused on your job, and stay safe.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. Avista Corporation (“Avista”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction and this communication is not a substitute for the proxy statement or any other document that Avista may send to its shareholders in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF AVISTA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Avista, Hydro One Limited (“Hydro One”) and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Avista’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting Avista Corporation, Marian Durkin, Corporate Secretary, 1411 East Mission Avenue, Spokane, Washington 99202. Avista’s filings with the SEC are also available on Avista’s website at: http:// investor.avistacorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by Avista with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation of Proxies

This communication is not a solicitation of proxies in connection with the proposed merger transaction. However, Avista, Hydro One and certain of their respective directors, executive officers and other persons may be deemed under SEC rules to be participants in the solicitation of Avista shareholder proxies in respect of the proposed merger transaction. Information about Hydro One directors and executive officers is available in Hydro One’s management information circular, filed with Canadian securities regulators on March 27, 2017, in connection with its 2017 annual meeting of shareholders and is available on its website at www.HydroOne.com and also under its profile on SEDAR at www.sedar.com. Information regarding Avista’s directors and executive officers is available in Avista’s proxy statement filed with the SEC on March 31, 2017 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 22, 2017, each of which may be obtained from the sources above under “Additional Information and Where to Find It”. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of Avista’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.